EXHIBIT 10.3

                                    FORM OF
                          STOCK SUBSCRIPTION AGREEMENT

     STOCK SUBSCRIPTION AGREEMENT (the "Agreement"), dated as of __________ __, 1996 by and between GGS Holdings, Inc., a Delaware corporation (the "Company"), and Merrill Lynch KECALP L.P. 1994 (the "Investor").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Stock and Asset Purchase Agreement dated as of April 26, 1996, as amended (the "Stock and Asset Purchase Agreement"), by and among the Company, Goss Graphic Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Goss") and Rockwell International Corporation, a Delaware corporation ("Rockwell"), the Company will, directly or indirectly, acquire the Graphic Systems business unit of Rockwell ("Graphics") through the purchase of all of the capital stock of certain subsidiaries of Rockwell that constitute a part of Graphics and certain assets and liabilities of certain subsidiaries that constitute the remainder of Graphics (the "Acquisition");

     WHEREAS, the Company was formed on behalf of Stonington Capital Appreciation 1994 Fund, L.P. ("Stonington"); and

     WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement and in connection with providing equity financing for the transactions contemplated by the Stock and Asset Purchase Agreement, the Investor desires to subscribe for and purchase, and the Company desires to issue and sell to the Investor ______ Shares for an aggregate purchase price of $_______ (the "Purchase Price");

     NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings ascribed to them below:

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     Bank Credit Agreement. The term "Bank Credit Agreement" shall mean the credit agreement dated _______ __, 1996 among Goss, the Lenders listed therein, and Bankers Trust Company, as Agent, as amended, modified, renewed, refunded, replaced, supplemented or refinanced from time to time.

     Closing. The term "Closing" shall have the meaning specified in Section 2.2 hereof.

     Closing Date. The term "Closing Date" shall have the meaning specified in
Section 2.2 hereof.

     Collateral Agreements. "Collateral Agreements" means the Stockholders Agreement, the Stock and Asset Purchase Agreement, the Management Stock Incentive Plan, the Employment Agreement, the Management Notes, the Pledge Agreement, the Restricted Stock Agreements and the Stock Option Agreements.

     Employment Agreement. The term "Employment Agreement" shall mean the Employment Agreement between Goss and Robert M. Kuhn.

     Exchange Act. The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of such similar federal statute.

     Indenture. The term "Indenture" shall mean the indenture dated _________ __, 1996 pursuant to which the Notes are to be issued.

     Management Investors. The term "Management Investors" shall mean the individuals set forth on Schedule 1 of the Stockholders Agreement.

     Management Notes. The term "Management Notes" shall mean the Management Notes dated the date of the Management Stock Subscription Agreement, between each of the Management Investors and the Company.

     Management Shares. The term "Management Shares" shall mean Shares purchased by a Management Investor from the Company in exchange for cash, or pursuant to the exercise of an option granted under the Management Stock Incentive Plan.

     Management Stock Incentive Plan. The "Management Stock Incentive Plan" shall mean the stock option plan of the Company, dated the date hereof.


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     Management Stock Subscription Agreement. The term "Management Stock
Subscription Agreement" shall mean the agreement pursuant to which the Management Investors subscribe for Shares.

     Nonvoting Shares. The term "Nonvoting Shares" shall mean any shares of nonvoting common stock, par value $.01 per share, of the Company, including, without limitation, all Nonvoting Shares issued in connection with any employee benefit plan of the Company or its subsidiaries, including the Management Stock Incentive Plan.

     Notes. The term "Notes" shall mean the $225,000,000 aggregate principal amount of ______% Senior Subordinated Notes due 2006 of Goss.

     Pay-In-Kind Preferred Stock. The term "Pay-In-Kind Preferred Stock" shall mean the 100,000 shares of 6 1/2% Redeemable Pay-In-Kind Preferred Stock, par value $.01 per share, of the Company.

     Pledge Agreements. The term "Pledge Agreements" shall mean the Pledge Agreements, dated the date of the Management Stock Subscription Agreement, between each of the Management Investors and the Company.

     Preferred Stock. The term "Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company.

     Prospectus. The term "Prospectus" shall mean the prospectus dated _________ __, 1996, regarding the offering by Goss of the Notes.

     Restricted Stock Agreements. The term "Restricted Stock Agreements" shall mean the agreements under which restricted stock is granted pursuant to the Management Stock Incentive Plan.

     Rule 144. The term "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

     SEC. The term "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

     Securities Act. The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section


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thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

     Shares. The term "Shares" shall mean any shares of common stock, par value $.01 per share, of the Company, including, without limitation, all Shares issued in connection with any employee benefit plan of the Company or its subsidiaries, including the Management Stock Incentive Plan.

     Stock Option Agreements. The term "Stock Option Agreements" shall mean the agreements pursuant to which options are granted pursuant to the Management Stock Incentive Plan.

     Stockholders Agreement. The term "Stockholders Agreement" shall have the meaning specified in Section 2.2(c) hereof.

                                   ARTICLE II

                     SUBSCRIPTION FOR AND ISSUANCE OF SHARES

     Section 2.1 Subscription for and Issuance of Shares. Pursuant to the terms and subject to the conditions set forth in this Agreement, the Investor hereby subscribes for and agrees to purchase, and the Company hereby agrees to issue and sell to the Investor on the Closing Date _______ Shares in exchange for the Purchase Price.

     Section 2.2. The Closing. The closing (the "Closing") of the transactions contemplated by this Article II shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, simultaneously with the consummation of the Stock and Asset Purchase Agreement, or at such other place or such other time as the parties hereto may mutually agree. The date of such closing is hereinafter referred to as the "Closing Date."

          (a) At the Closing, the Company shall deliver to the Investor, against delivery of the Purchase Price, duly issued stock certificates representing the Shares to be purchased by the Investor.

          (b) At the Closing, the Investor shall deliver to the Company an amount equal to the Purchase Price by wire transfer in immediately available funds to an account specified by the Company against delivery to the Investor of stock certificates representing the Shares to be purchased by the Investor.


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          (c) At the Closing, the Company, Stonington, the Investor, and the
Management Investors will enter into a Stockholders Agreement (the "Stockholders Agreement").

          (d) If the Closing has occurred but the Acquisition is not consummated prior to the close of business on the Closing Date, then the Company shall immediately deliver to the Investor, against delivery by the Investor of the stock certificates representing the Shares purchased by the Investor, the cash delivered to the Company by the Investor pursuant to Section 2.2(b) hereof and this Agreement shall thereupon be terminated.

     Section 2.3 Representations, Warranties and Covenants of the Investor. The Investor represents and warrants to the Company and covenants with the Company as follows:

          (i) the Investor has full right, power and authority to execute and deliver this Agreement, and to perform the Investor's obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Investor and is valid, binding and enforceable against the Investor in accordance with its terms;

          (ii) the Investor has full right, power and authority to execute and deliver the Stockholders Agreement and to perform the obligations thereunder and the Stockholders Agreement has been duly authorized by the Investor and will, when executed and delivered by the Investor, be valid, binding and enforceable against the Investor in accordance with its terms; and

          (iii) none of the execution, delivery and performance of this Agreement and the Stockholders Agreement by the Investor will conflict with or result in any material breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Investor is a party or by which the Investor is bound.

     Section 2.4 Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Investor as follows:

          (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) the Company has full corporate power and authority to execute and deliver this Agreement and to perform


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     its obligations hereunder and this Agreement has been duly authorized, executed and delivered by the Company and is valid, binding and enforceable against the Company in accordance with its terms;

          (iii) the Company has full corporate power and authority to execute and deliver the Stockholders Agreement and to perform its obligations thereunder and the Stockholders Agreement has been duly authorized by the Company and will, when executed and delivered by the Company, be valid, binding and enforceable against the Company in accordance with its terms;

          (iv) the Shares to be issued to the Investor pursuant to this Agreement, when issued and delivered in accordance with the terms hereof, will be duly and validly issued and, upon receipt of cash or other consideration in an amount at least equal to the par value of such Shares, will be fully paid and nonassessable;

          (v) none of the execution, delivery and performance of this Agreement and the Stockholders Agreement by the Company will conflict with the Company's Certificate of Incorporation or By-Laws or result in any material breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound;

          (vi) after giving effect to the transactions contemplated by this Agreement, the authorized capital of the Company will consist of 10,000,000 authorized Shares, 7,500 authorized Nonvoting Shares, and 1,000,000 shares of Preferred Stock (of which 100,000 shares will be designated as Pay-in-Kind Preferred Stock), of which 1,165,000 Shares, 7,500 Nonvoting Shares, and 47,500 shares of Pay-in-Kind Preferred Stock will be issued and outstanding immediately after the Closing. In addition, up to ______ Shares will have been reserved for issuance under the Management Stock Incentive Plan. All of the outstanding Shares will be duly authorized, and upon the issuance thereof will be validly issued, fully paid and nonassessable; and

          (vii) except for the Pay-In-Kind Preferred Stock, options under the Management Stock Incentive Plan for the purchase of up to an aggregate of ______ Shares and as otherwise set forth in the Management Stock Incentive Plan, the Employment Agreement, the Stockholders Agreement and the Prospectus, the Company (x) has no outstanding


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     stock or securities convertible into or exchangeable for any shares of capital stock, or any rights or any options for the purchase of, or any agreements providing for the issue (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock and (y) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in the foregoing clause (x). The Company is not a party to, nor, after due inquiry, has knowledge of, any agreement (except as set forth in this Agreement, the Prospectus, the Stockholders Agreement, the Indenture, the Bank Credit Agreement, the Management Stock Incentive Plan, the Stock Option Agreements, the Restricted Stock Agreements, the Employment Agreement, the Management Notes, the Notes and the Pledge Agreements) restricting the transfer of any shares of capital stock of the Company.

                                   ARTICLE III

                   INVESTMENT REPRESENTATIONS OF THE INVESTOR

     Section 3.1 Investment Intention; No Resales. The Investor represents and warrants that the Investor is acquiring its Shares for investment, solely for its account and not with a view to, or for resale in connection with, the distribution or other disposition thereof or with any present intention of distributing or reselling any Shares thereof, except for such distributions and dispositions permitted under the Stockholders Agreement and effected in compliance with the Securities Act and the rules and regulations thereunder and all applicable state securities, or "blue sky", laws. The Investor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Shares, or solicit any offers to purchase or otherwise acquire or take a pledge of any Shares, other than transfers, sales, assignments, pledges, hypothecations or other dispositions explicitly permitted by the Stockholders Agreement.

     Section 3.2 Legend. Each certificate representing Shares shall bear the legend set forth in Section 2.6 of the Stockholders Agreement.

     Section 3.3 Stock Unregistered. The Investor acknowledges and represents that the Investor has been advised


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that (a) the Shares have not been registered under the Securities Act; (b) the
Shares must be held indefinitely and the Investor must continue to bear the economic risk of the investment in the Shares unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (c) it is not anticipated that there will be any public market for the Shares; (d) Rule 144 is not currently available with respect to the sales of any securities of the Company, and the Company has made no covenant to make such Rule available; (e) if and when the Shares may be disposed of without registration in reliance on Rule 144, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule; (f) if the Rule 144 exemption is not available, public offer or sale without registration will require the availability of an exemption under the Securities Act; (g) a restrictive legend in the form set forth in the Stockholders Agreement shall be placed on the certificates representing the Shares; and (h) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Shares.

     Section 3.4 Rule 144. If any Shares are disposed of in accordance with Rule 144 or any similar or successor rule or regulation, the Investor shall deliver to the Company at or prior to the time of such disposition an executed copy of Form 144 (if required by Rule 144) or of such other form or forms required by any such similar or successor rule or regulation and such other documentation as the Company may require in connection with such disposition. Notwithstanding anything to the contrary contained in this Section 3.4, the Company may deregister any of its securities under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations in effect thereunder.

     Section 3.5 Additional Investment Representations. The Investor represents and warrants that (a) the Investor is an "Accredited Investor", as such term is defined in Regulation D of the Securities Act; (b) the Investor's financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer complete loss of its investment in the Shares; (c) the Investor's knowledge and experience in financial and business matters are such that it is capable of evaluating the merits and risks of its investment in the Shares; (d) the Investor understands that the Shares are a speculative investment which involve a high degree


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of risk of loss of its investment therein, that there are substantial restrictions on the transferability of the Shares and that on the Closing Date and for an indefinite period following the Closing there will be no public market for the Shares and, accordingly, it may not be possible to liquidate its investment in the Company in case of emergency, if at all; (e) in making the decision to invest in the Shares hereunder, the Investor has relied upon independent investigations made by the Investor and, to the extent believed by the Investor to be appropriate, its representatives, including its own professional, tax and other advisors; and (f) the Investor and the Investor's representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Shares, and no representations have been made to the Investor or the Investor's representatives concerning the Shares, the Company, its subsidiaries, their business or prospects or other matters.

                                   ARTICLE IV

                                  MISCELLANEOUS

     Section 4.1 Binding Effect. The provisions of this Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     Section 4.2 Recapitalizations, Exchanges, Etc. Affecting Shares. The provisions of this Agreement regarding Shares shall apply to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, reorganization or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Subject only to the provisions of the preceding sentence, nothing contained in this Agreement shall prohibit or restrict the Company from taking any corporate action, including, without limitation, declaring any dividend (whether in cash or stock) or engaging in any corporate transaction of any kind, including, without limitation, any merger, consolidation, liquidation or sale of assets.

     Section 4.3 Waiver and Amendment. Any party hereto may waive its rights under this Agreement at any time. Any agreement on the part of any such party to any such waiver shall be valid only if set forth in an instrument in writing


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signed by such party. This Agreement may be amended only by a written instrument signed by the Company and the Investor.

     Section 4.4 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given, when delivered, if delivered personally, or when deposited in the mail if sent by registered or certified mail, return receipt requested, postage prepaid and when received if delivered otherwise, to the party to whom it is directed:

          (a)  If to the Company, to it at the following address:

               GGS Holdings, Inc.
               c/o Stonington Partners, Inc.
               767 Fifth Avenue
               48th Floor
               New York, New York 10153
               Attention: Alexis P. Michas

          with a copy to:

               Wachtell, Lipton, Rosen & Katz
               51 West 52nd Street
               New York, New York  10153
               Attention: Andrew R. Brownstein, Esq.

          (b)  If to the Investor, to it at the following address:

               Merrill Lynch KECALP L.P. 1994
               World Financial Center South Tower
               23rd Floor
               New York, New York  10080-6123
               Attention:  _______________

or at such other address as the parties hereto shall have specified by notice in writing to the other parties.

     Section 4.5 Applicable Law. The laws of the State of Delaware without reference to the choice of law principles thereof shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

     Section 4.6 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which


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form a part hereof contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Collateral Agreements. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter other than such agreements and understandings set forth in the Collateral Agreements.

     Section 4.7 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; and (iii) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement.

     Section 4.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 4.9 Expenses. The Company shall pay the legal fees and the expenses of the Investor reasonably incurred in connection with the preparation and negotiation of this Agreement.

     Section 4.10 Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     Section 4.11 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.


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     Section 4.12 Waiver of Jury Trial. Each of the Company and the Investor
hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim, arising out of or relating to this Agreement or the transactions contemplated hereby.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       GGS HOLDINGS, INC.



                                       By:_____________________________________
                                          Name:
                                          Title:



MERRILL LYNCH KECALP L.P. 1994

By: KECALP Inc., its general partner


By:_________________________________
   Name:
   Title: